UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2019

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 4, 2019, Hines Global REIT 550 Terry Francois LP, a subsidiary of Hines Global REIT, Inc. (“Hines Global” or the “Company”), sold 550 Terry Francois to MB 550 TFB, Inc. (the “Purchaser”), a wholly-owned subsidiary of the The Gap, Inc. 550 Terry Francois is a six-story, Class A office building in San Francisco, California. The Purchaser is not affiliated with Hines Global or its affiliates.

The contract sales price for 550 Terry Francois was approximately $342.5 million, exclusive of transaction costs and closing prorations.

Item 8.01 Other Items.

Liquidating Distribution February 2019

As previously disclosed in filings made by the Company with the SEC, with the approval of its stockholders in July 2018, the Company adopted a plan of liquidation and dissolution (the “Plan”). Pursuant to the Plan, the Board has authorized the Company to declare a liquidating distribution on the Company's common stock, in an amount per share equal to $2.50, payable to the Company’s stockholders of record at the close of business on February 13, 2019. This liquidating distribution will be paid in cash on February 15, 2019 and will be designated by the Company as a return of a portion of the stockholders’ invested capital and, as such, will reduce the stockholders’ remaining investment in the Company.

After this liquidating distribution is paid on February 15, 2019, the Company will have made aggregate special distributions, return of invested capital distributions and liquidating distributions of approximately $4.00 per share between January 2018 and February 2019, which are comprised of:

1.	$1.05 per share special distribution paid on January 2, 2018;

2.
$0.12 per share return of invested capital distributions, consisting of $0.02 per share of each of the monthly distributions paid from February 2018 through July 2018, which were designated by the Company as a return of a portion of stockholders’ invested capital;

3.
approximately $0.33 per share of liquidating distributions, consisting of the monthly distributions paid from August 2018 through January 2019, which were designated by the Company as a return of a portion of the stockholders’ invested capital; and

4.	$2.50 per share liquidating distribution to be paid on February 15, 2019 to stockholders of record as of February 13, 2019.

Financial Advisor Email

On February 6, 2019, the Company distributed an email to financial advisors with clients that are stockholders of the Company, regarding the February 2019 liquidating distribution described above. A copy of such communication is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than February 8, 2019.

(d) Exhibits:

Exhibit No.	Description
99.1	Email to Financial Advisors

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the Plan, the amount and timing of distributions to be made in connection with the Plan, the expected timing and completion of the Plan, and the future business, performance and opportunities of the Company. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws; and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this letter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

February 6, 2019	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer